                                                                     EXHIBIT 4.4

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--------------------------------------------------------------------------------



                              foreignTV.COM, Inc.



                                      and



                       WESTMINSTER SECURITIES CORPORATION





               ------------------------------------------------

                      UNDERWRITER'S UNIT WARRANT AGREEMENT


                                Dated:    , 1999

               ------------------------------------------------



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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                       Page

PARTIES................................................ 1


RECITALS............................................... 1


Section 1.  Transferability and Form of
               Warrant................................. 2
Section 2.  Exchange of Warrant Certificates........... 5
Section 3.  Term of Warrants; Exercise
               of Warrants............................. 5
Section 4.  Payment of Taxes........................... 7
Section 5.  Mutilated or Missing Warrants.............. 8
Section 6.  Reservation of Shares...................... 8
Section 7.  Warrant Price...............................9
Section 8.  Adjustments................................ 9
Section 9.  Fractional Interests.......................19
Section 10. No Right as Stockholders;
               Notices to Warrant Holders..............20
Section 11. Registration Rights........................21
Section 12. Indemnification............................25
Section 13. Notices....................................31
Section 14. Successors.................................32
Section 15. Merger or Consolidation
               of the Company..........................32
Section 16. Survival...................................32
Section 17. Applicable Law.............................33
Section 18. Benefits of this Agreement.................33
Section 19. Counterparts...............................33
Section 20. Captions...................................33

TESTIMONIUM............................................34


SIGNATURES.............................................34


EXHIBIT A (Form of Warrant,
               Election to Purchase and Assignment)



------------------

*    This Table of Contents does not constitute a part of this

     Warrant Agreement nor does it have any bearing upon the interpretation of any of its terms and provisions.

                                            UNDERWRITER'S UNIT WARRANT AGREEMENT
                                            dated as of         1999 between
                                            foreignTV.COM, Inc., a Delaware
                                            corporation (the "Company"), and
                                            WESTMINSTER SECURITIES CORPORATION,
                                            a New York corporation (the
                                            "Underwriter").

                      ----------------------------------

          The Company proposes to issue to the Underwriter and its designees, warrants (the "Underwriter's Unit Warrants") to purchase units (the "Units"), each Unit consisting of one (1) share of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and one (1) Common Stock Purchase Warrant (the "Underwriter's Common Stock Warrants"), each Underwriter's Common Stock Warrant exercisable to purchase one (1) additional share of Common Stock at
$9.00 per share, at any time and from time to time commencing on       , 2000
and expiring on      , 2004 at a price of $6.60 per Unit, in an amount equal to ten percent (10%) of the units sold in connection with a public offering by the
Company (the "Public Offering") under Registration Statement No.           (the
"Registration Statement"), up to a maximum of 170,000 Units. The Units, which have been included in the Registration Statement, are similar but not identical to the units sold in the Public Offering (the "Public Units") and neither the Underwriter's Unit Warrants nor the Underwriter's Common Stock Warrants comprising a portion thereof are redeemable by the Company. The Common Stock and the shares of Common Stock issuable upon exercise of the Underwriter's Common Stock Warrants are hereinafter collectively referred to as the "Shares".

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Underwriter's Unit Warrants and the respective rights and obligations thereunder of the Company, the Underwriter and any subsequent Holder as provided in Section 1.3 hereof, the Company and the Underwriter hereby agree as follows:

          Section 1.  Transferability and Form of Warrant.
                      -----------------------------------
          1.1. Registration.  The Underwriter's Unit Warrants shall be numbered
               ------------
and shall be registered on the books of the Company when issued.

          1.2. Transfer.  The Underwriter's Unit Warrants shall be registered
               --------
for transfer only on the books of the Company maintained at its then principal office, presently located in New York, New York, upon delivery thereof duly endorsed by a Holder (as defined below) thereof or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Underwriter's Unit Warrants to the person entitled thereto.

          1.3. Limitations on Transfer of the Warrants.  For a period of one (1)
               ---------------------------------------
year from the date hereof, the Underwriter's designees for the purposes of acquiring Underwriter's Unit Warrants shall be limited to, and the Underwriter's Unit Warrants shall be nontransferable by the Underwriter or its designees except to (i) one or more persons, each of whom on the date of transfer is an officer of the Underwriter; (ii) a partnership or partnerships, the general Partners of which are the Underwriter and one or more persons, each of whom on the date of transfer is an officer of the Underwriter; (iii) one or more members of the selling group assembled by the Underwriter for the Public Offering, or any officers or partners thereof, or (iv) any person receiving the Underwriter's Unit Warrants from one or more of the persons listed in this Section 1.3 at such person's or persons' death pursuant to will, trust or the laws of intestate succession. The Underwriter's Unit Warrants may be divided or combined, upon request to the Company by a Holder thereof, into a certificate or certificates evidencing the same aggregate number of Shares issuable thereunder. Unless the context indicates otherwise, the term "Holder" shall mean and include the Underwriter and any transferee or transferees of Underwriter's Unit Warrants pursuant to this Section 1.3, and the term "Underwriter's Unit Warrants" shall include any and all Underwriter's Unit Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

          1.4. Form of Underwriter's Unit Warrants.  The text of the
               -----------------------------------
Underwriter's Unit Warrants and of the form of election to purchase Units shall be substantially as set forth in Exhibit A attached hereto. The price of Shares and the number of Shares issuable upon exercise of Underwriter's Unit Warrants are subject to adjustment upon the occurrence of certain events, all as herein-after provided. The Underwriter's Unit Warrants shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary.

          Underwriter's Unit Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company, shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Underwriter's Unit Warrants or did not hold such office on the date of this Agreement.

          Underwriter's Unit Warrants shall be dated as of the date of countersignature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

          1.5.  Legend on Underwriter's Unit Warrant Shares.  Each certificate
                -------------------------------------------
for Shares initially issued upon exercise of an Underwriter's Unit Warrant, unless at the time of exercise such Shares are subject to a currently effective registration statement under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with Section 11 of the Underwriter's Warrant Agreement pursuant to which they were issued."

          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to an effective registration statement under the Act of the securities represented thereby) shall also bear the above legend unless in the opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., or such other counsel as shall be reasonably acceptable to the Company, the securities represented thereby need no longer be subject to such restrictions.

          Section 2.  Exchange of Underwriter's Unit Warrant Certificates.
                      ---------------------------------------------------
Underwriter's Unit Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Units as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder of an Underwriter's Unit Warrant desiring to exchange Underwriter's Unit Warrant certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates evidencing the Underwriter's Unit Warrant or Underwriter's Unit Warrants to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Underwriter's Unit Warrant certificate or certificates, as the case may be, as so requested.

     Section 3.  Term of Underwriter's Unit Warrants; Exercise of Underwriter's
                 --------------------------------------------------------------
Unit Warrants.   Subject to the terms of this
-------------

Agreement, each Holder shall have the right, at any time during the period
commencing at 9:00 A.M., New York City time, on          , 2000 until 5:30 P.M.,
New York City time on           , 2004 (the "Termination Date"), to purchase
from the Company that number of Units to which the Holder may at the time be entitled to purchase pursuant to such Underwriter's Unit Warrants, upon surrender to the Company at its then principal office, of the certificate or certificates evidencing the Underwriter's Unit Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment to the Company of the Underwriter's Warrant Price (as defined in and determined in accordance with the provisions of Sections 7 and 8 hereof), for the number of Units in respect of which such Underwriter's Unit Warrants are then exercised. Payment of the aggregate Underwriter's Warrant Price shall be made in cash or by certified or bank cashier's check.

          Subject to Section 4 hereof, upon such surrender of Underwriter's Unit Warrants and payment of the Underwriter's Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares and Underwriter's Common Stock Warrants so purchased upon the exercise of such Underwriter's Unit Warrants, together with cash, as provided in

Section 9 hereof, in respect of any fractional Shares and Underwriter's Common Stock Warrants otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares and Underwriter's Common Stock Warrants as of the date of the surrender of such Underwriter's Unit Warrants and payment of the Underwriter's Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Underwriter's Unit Warrants and payment of such Underwriter's Warrant Price, the transfer books for the Shares or other class of securities purchasable upon the exercise of such Underwriter's Unit Warrants shall be closed, the certificates for the Shares and Underwriter's Common Stock Warrants in respect of which such Underwriter's Unit Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Termination Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares and Underwriter's Common Stock Warrants; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Underwriter's Unit Warrants shall be exercisable at the election of the Holders thereof either in full or from time to time in part and, in the event that a certificate evidencing Underwriter's Unit Warrants is exercised in respect of less than all of the Shares and Underwriter's Common Stock Warrants specified therein at any time prior to the date of expiration of the Underwriter's Unit Warrants, a new certificate evidencing the remaining Underwriter's Unit Warrant or Warrants will be issued.

          Section 4.  Payment of Taxes.  The Company will pay all documentary
                      ----------------
stamp taxes, if any, attributable to the initial issuance of Shares issuable upon the exercise of Underwriter's Unit Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Underwriter's Unit Warrants or certificates for Shares.

          Section 5.  Mutilated or Missing Warrants.  In case any of the
                      -----------------------------
certificates evidencing the Underwriter's Unit Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Underwriter's Unit Warrant certificate, or in lieu of and substitution for the Underwriter's Unit Warrant certificate lost, stolen or destroyed, a new Underwriter's Unit Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Underwriter's Unit Warrant and indemnity, if requested, also satisfactory to it.

          Section 6.  Reservation of Shares.  There have been reserved, and the
                      ---------------------
Company shall at all times keep reserved, out of its authorized Common Stock that number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Underwriter's Unit Warrants (including the rights of purchase represented by the Underwriter's Common Stock Warrants comprising a portion of the Underwriter's Unit Warrants). The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Underwriter's Unit Warrants and the Underwriter's Common Stock Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

          Section 7.  Underwriter's Unit Warrant Price.  The initial price at
                      --------------------------------
which Units shall be purchasable upon exercise of Underwriter's Unit Warrants shall be $6.60 per Unit (the

"Underwriter's Warrant Price"), subject in each case to adjustment pursuant to
Section 8 hereof as if such price had been the Underwriter's Warrant Price on the date the Underwriter's Unit Warrants were first issued.

          Section 8.  Adjustments.  The number and kind of securities
                      -----------
purchasable upon the exercise of each Underwriter's Unit Warrant (assuming for the purposes of this Section 8 the concurrent exercise of the Underwriter's Common Stock Warrants) and the Underwriter's Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          8.1. The number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant and the Underwriter's Warrant Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Shares purchasable upon exercise of each Underwriter's Unit Warrant immediately prior thereto shall be adjusted so that the Holder of each Underwriter's Unit Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options or warrants to all or substantially all holders of its shares of Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the greater of the current market price per share of Common Stock (as defined in clause (d) of this Section 8.1 below) and the then Underwriter's Warrant Price, the number of Shares thereafter purchasable upon the exercise of each Underwriter's Unit Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Underwriter's Unit Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the greater of such current market price or the then existing Underwriter's Warrant

Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options or warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in clause (b) of this Section 8.1 above), then in each case the number of Shares thereafter purchasable upon the exercise of each Underwriter's Unit Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Underwriter's Unit Warrant, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in clause (d) of this Section 8.1 below) on the date of such distribution, and of which the denominator shall be such current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) For the purposes of this Agreement, the current or closing market price per share of Common Stock of the Company at any date shall be deemed to be
(i) if the shares of Common Stock are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ National Market System, the average of the mean between the bid and asked prices per share, as reported by NASDAQ or if not available by the National Quotation Bureau, Incorporated, or an equivalent generally accepted reporting service, for the twenty (20) consecutive trading days immediately preceding the date for which the determination of current or closing market price is to be made, or, (ii) if the shares of Common Stock are traded on a national securities exchange or in the NASDAQ National Market System, the average daily per share closing price on the principal national securities exchange on which they are so listed or in the NASDAQ National Market System, as the case may be, for the twenty (20) consecutive trading days immediately preceding the date for which the determination of current or closing market price is to be made. The closing price referred to in subclause (ii) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the shares of Common Stock are then listed or in the NASDAQ National Market System.

          (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant or Underwriter's Common Stock Warrant; provided, however, that any adjustments which by reason of this clause (e) of Subsection
8.1 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (f) Whenever the number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant is adjusted, as herein provided, the Underwriter's Warrant Price per Unit payable upon exercise of each Underwriter's Unit Warrant shall be adjusted by multiplying such Underwriter's Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (g) In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than the greater of the current market price (as defined in clause (d) of Section 8.1 above) in effect immediately prior to such sale and issuance and the then Underwriter's Warrant Price, then the Underwriter's Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance multiplied by the greater of the current market price and the then existing Underwriter's Warrant Price, plus (B) the consideration received by the Company upon such sale and issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such sale and issuance. The number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant and Underwriter's Common Stock Warrant shall be that number determined by multiplying the number of Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator is the Underwriter's Warrant Price in effect immediately prior to such adjustment and the denominator is the Underwriter's

Warrant Price as so adjusted. For the purposes of such adjustments, the shares of Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the shares of Common Stock, covered thereby. In case the Company shall sell and issue shares of Common Stock or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this clause (g) of Subsection 8.1, the Board of Directors shall determine, in its discretion, the fair value of said property and such determination, if made in good faith, shall be binding upon all Holders of Underwriter's Unit Warrants. There shall be no adjustment of the Underwriter's Warrant Price pursuant to this clause (g) of Subsection 8.1 if the amount of such adjustment would be less than $.05 per Share; provided, however, that any adjustment which by reason of this provision is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (h) Whenever the number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant or the Underwriter's Warrant Price of such Shares is adjusted, as herein provided, the Company shall cause to be promptly mailed by first class mail, postage prepaid, to each Holder of an Underwriter's Unit Warrant or Warrants notice of such adjustment or adjustments together with a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of each Underwriter's Unit Warrant and Underwriter's Common Stock Warrant and the Underwriter's Warrant Price of such Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

          (i) For the purpose of this Section 8.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, In the event that at any time, as a result of an adjustment made pursuant to this Section 8.1, the holders of an Underwriter's Unit Warrant or Warrants shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Underwriter's Unit Warrant and the Underwriter's Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in clauses (a) through (h), inclusive, of this Section 8.1 above, and the provisions of Section 3 and Sections 8.2 through 8.5, inclusive, with respect to the Shares shall apply on like terms to any such other shares.

          (j) Upon the expiration of any rights, options, warrants or conversion privileges, if any thereof shall not have been exercised, the number of shares purchasable upon exercise of an Underwriter's Unit Warrant or Underwriter's Common Stock Warrant and the Underwriter's Warrant Price to the extent the Underwriter's Unit Warrants and Underwriter's Common Stock Warrants shall not then have been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Underwriter's Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or convertible rights.

          8.2.  No Adjustment for Dividends.  Except as provided in Section 8.1,
                ---------------------------
no adjustment in respect of any dividends shall be made during the term of the Underwriter's Unit Warrants or upon the exercise of the Underwriter's Unit Warrants.

          8.3.  No Adjustment in Certain Cases.  Anything herein to the contrary
                ------------------------------
notwithstanding, no adjustment shall be made in respect of (i) the issuance of shares of Common Stock pursuant to the sale of Public Units as contemplated by the Registration Statement, (ii) the issuance of shares of Common Stock pursuant to the exercise of the Company's Redeemable Common Stock purchase warrants comprising a portion of the Public Units, or (iii) the issuance of shares of Common Stock upon exercise in accordance with their terms of any options, or warrants issued on or before the date hereof, as the same may be extended or modified subsequent hereto to increase their respective exercise prices.

          8.4. Preservation of Purchase Rights upon Reclassifica- tion,
               -------------------------------------------------- -----
Consolidation, etc.  In case of any consolidation of the Company with or merger
-------------------
of the Company into another corporation or in case of any sale or conveyance to another corporation or entity of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation or entity, as the case may be, shall execute with the Holder of Underwriter's Unit Warrants an agreement that each Holder of an Underwriter's Unit Warrant shall have the right thereafter upon payment of the Underwriter's Warrant Price in effect immediately prior to such action to purchase upon exercise of each Underwriter's Unit Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Underwriter's Unit Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The Company shall mail by first class mail, postage prepaid, to the Holder of each Underwriter's Unit Warrant, notice of the execution of any such agreement. The provisions of this Section
8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          8.5.  Statement on Underwriter's Unit Warrants.
                ----------------------------------------

Irrespective of any adjustments in the Underwriter's Warrant Price or the number or kind of shares purchasable upon the exercise of the Underwriter's Unit Warrants, Underwriter's Unit Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Underwriter's Unit Warrants initially issuable pursuant to this Agreement.

          Section 9.  Fractional Interests.  The Company shall not be required
                      --------------------
to issue fractional Shares upon the exercise of either Underwriter's Unit Warrants or the Underwriter's Common Stock Warrants. If more than one Underwriter's Unit Warrant or Underwriter's Common Stock Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Underwriter's Unit Warrants or Underwriter's Common Stock Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Underwriter's Unit Warrant or Underwriter's Common Stock Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per Share (as defined in clause
(d) of Section 8.1 above) multiplied by such fraction.

          Section 10.  No Right as Stockholders; Notices to Underwriter's
                       --------------------------------------------------
Warrant Holders.  Nothing contained in this Agreement or in any of the
---------------
Underwriter's Unit Warrants or the Underwriter's

Common Stock Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Underwriter's Unit Warrants or the Underwriter's Common Stock Warrants and prior to their exercise, any of the following events shall occur:

          (a) any action which would require an adjustment pursuant to Sections
     8.1 or 8.4, or

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Holders as provided in Section 14 hereof at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

          Section 11.  Registration Rights.
                       -------------------

          11.1. The Underwriter's Unit Warrants, the Underwriter's Common Stock Warrants and the Shares (hereinafter collectively referred to as the "Underwriter's Securities") have been included in the Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") under the Act. By acceptance of the Underwriter's Unit Warrants, each Holder agrees that prior to making any disposition of any of the Underwriter's Securities, such Holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified such Holder that in the opinion of counsel reasonably satisfactory to the Holder a post-effective amendment to the Registration Statement or other registration or notification under the Act is required with respect to such disposition and no such post-effective amendment or other registration or notification has been filed by the Company and declared effective, if necessary, by the Commission,

          11.2. The Company shall be obligated to the Holders of the Underwriter's Securities (hereinafter collectively referred to as the "Holders") and Shares to file such post-effective amendment or other registration or notification only as follows:

          (a) Whenever during the four (4) year period commencing on the first anniversary of the initial closing of the

Public Offering (the "Closing Date"), the Company proposes to file with the Commission a post-effective amendment or other registration or notification of its securities (other than as to the Underwriter's Securities or as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145, promulgated under the Act), it shall, at least thirty (30) days prior to such filing, give written notice of such proposed filing to the Holders at the addresses appearing on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Underwriter's Securities upon receipt by the Company, not less than ten (10) days prior to the proposed filing date, of requests from Holders therefor setting forth the facts with respect to such proposed disposition.

          If on the first occasion hereafter when the Company determines to file a registration statement with respect to an underwritten public offering of shares of Common Stock or other debt or equity securities of the Company, the managing underwriter of such public offering shall furnish its written opinion to the Holders that in its judgment inclusion of any of the Underwriter's Securities in such offering would exceed the maximum amount of securities (as specified in such opinion) which could then be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such proposed offering, then, in such event, the Company shall have the option of including all or any part of the Underwriter's Securities as to which such inclusion has been requested (i) in the registration statement filed by the Company (in which event the Company may require that each such Holder agree that he, she or it, as the case may be, will not sell his, her or its respective portion of the Underwriter's Securities for ninety (90) days from the effective date of such registration statement or such shorter period as the Company may permit), or (ii) in a separate registration statement filed by the Company within a period of sixty (60) days after the effective date of the Company's registration statement contemplated by clause (i) of this Section ll.2(a).

          (b) In addition to any registration rights pursuant to Section 11.2
(a) above, on any two (2) occasions during the six (6) year period commencing on the first anniversary of the Closing Date (the second such occasion being no less than six (6) months after the first such occasion), the Company will, upon receipt of a written request from Holders of at least fifty percent (50%) of the Under-writer's Securities (including for this purpose Shares issuable upon exercise of all the Underwriter's Unit Warrants and the Underwriter's Common Stock Warrants, whether or not theretofore exercised), prepare and file as promptly as practicable (but in any event within sixty (60) days of any such request), at its own expense on the first such occasion and at such Holders' expense on the second such occasion, a post-effective amendment or such other registration or notification with the Commission sufficient to permit the public offering of all of the Underwriter's Securities, and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such post-effective amendment or other registration or notification to become effective as promptly as practicable.

          (c) Except as specifically provided in clause (b) of Section 11.2, (i) all fees, disbursements and out-of-pocket expenses in connection with any filing required under this Section 11 and in complying with applicable securities and Blue Sky laws shall be borne by the Company, excluding brokerage commissions, transfer taxes, if any, and charges of Holders' counsel, and (ii) the Company at its expense will supply the Holders with copies of such post-effective amendment or other registration statement or notification and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by such Holders.

          (d) The Company shall not be required by this Section 11 to file such post-effective amendment or registration or other notification if, in the reasonable opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters reasonably acceptable to counsel for the Holders and the Company), the proposed public offering or other transfer as to which such post-effective amendment or other registration or notification is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Act.

          (e) The Company agrees that until all of the Underwriter's Securities shall have been sold under a registration statement or other notification or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders thereof to sell such securities under such Rule 144.

          Section 12. Indemnification.
                      ---------------

          12.1. In the event of the filing of any post-effective amendment or other registration or notification with respect to the Underwriter's Securities pursuant to Section 11 above:

          (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holders and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 2O(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (x) in any such registration statement, notification, preliminary prospectus, prospectus or offering circular (as from time to time amended and supplemented) or (y) in any application or other document (in this Section 12 collectively called "application") executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Underwriter's Securities under the securities laws thereof or filed with the Commission or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holders by or on behalf of the Holders expressly for use such registration statement, notification, preliminary prospectus, prospectus or offering circular, or any amendment or supplement thereto, or in any application or in any communication to the Commission, as the case may be.

          If any action is brought against any Holder or a controlling person in respect of which indemnity may be sought against the Company pursuant to clause
(a) of this Section 12.1, such Holder shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action and the indemnifying parties shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Holder or such controlling person) and payment of expenses. Such Holder or such controlling person shall have the right to employ his, her or its own counsel in any such case, but the fees and expenses of such counsel shall be at such Holder's expense or the expense of such controlling person unless the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action or the indemnifying parties shall not have employed counsel to have charge of the defense of such action or counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this clause (a) of Section 12.1 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with such registration statement, notification, preliminary prospectus, or prospectus or offering circular, or any amendment or supplement thereto, or any such application. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any preliminary prospectus, the indemnity agreement contained in this clause (a) of
Section 12.1 with respect to such preliminary prospectus shall not inure to the Holders' benefit (or the benefit of any person or persons controlling the Holders), if the prospectus (or the prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplements thereto which shall have been furnished to the Holders prior to the time of confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission, and a copy of such prospectus shall not have been sent or given to such person at or prior to the written confirmation of such sale to such person.

          (b) Each Holder, severally and not jointly, agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed such registration statement and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 2O(a) of the Exchange Act to the same extent as the foregoing indemnify from the Company to such Holder but only with respect to statements or omissions, or alleged statements or omissions, if any, made in any such registration statement, notification, preliminary prospectus, prospectus or any amendment or supplement thereto or any application in reliance upon, and in conformity with, written information furnished to the Company with respect to such Holder by or on behalf of such Holder for use in any such registration statement, notification, preliminary prospectus, prospectus or offering circular or any amendment or supplement thereto or in any application, as the case may be. In case any action shall be brought against the Company or any person so indemnified, based on any registration statement, notification, preliminary prospectus, prospectus or offering circular or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Holder, that Holder shall have the rights and duties given to the Company and the Company and each other person so indemnified shall have the rights and duties given to that Holder by the provisions of clause (a) of Section 12.1 above.

          (c) If the indemnification provided for in this Section 12 is unavailable or insufficient to hold harmless an indemnified party under clauses
(a) or (b) of Section 12.1 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Underwriter's Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above in this Section 12, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total offering price of all of the Company's securities covered by such registration statement or notification (including such of the Underwriter's Securities as are covered thereby) bears to the offering price of such of the Underwriter's Securities as are covered thereby. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this clause (c) of Section 12.1 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in such clause (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this clause (c) of Section 12,1 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (c) of Section 12.1, the Holders shall not be required to contribute any amount in excess of the amount by which the offering price of all of the Underwriter's Securities covered by such registration statement or notification exceeds the amount of any damages which the Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 13.  Notices.  Any notice pursuant to this Agreement by the
                       -------
Company or by any Holder or Holders shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested:

          (a) If to the Underwriter - addressed to Westminster Securities Corporation, 19 Rector Street, New York, New York 10006,

Att: President;

          (b) If to the Company - addressed to it at foreignTV.COM, 162 Fifth Avenue, Suite 1005A, New York, New York 10010, Att: President; and

          (c) If to the Holders addressed to such Holders at their respective addresses on the books of the Company.

          Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance to the other party.

          Section 14.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 15.  Merger or Consolidation of the Company.  The Company will
                       --------------------------------------
not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Underwriter and duly executed and delivered to the Underwriter, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          Section 16.  Survival.  All statements contained in any schedule, any
                       --------
exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive, except that if a party hereto has actual knowledge at the date hereof of facts which would constitute a breach of the representations and warranties contained herein, such breaches shall be waived by such party if such party consummated the transactions contemplated by this Agreement.

          Section 17.  Applicable Law.  This Agreement and each Underwriter's
                       --------------
Unit Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

          Section 18. Benefits of this Agreement.  Nothing in this Agreement
                      --------------------------
shall be construed to give to any person or Corporation other than the Company and the Holders of any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

          Section 19. Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 20.  Captions.  The captions of Sections and
                       --------
clauses of this Agreement have been inserted for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


Attest                              foreignTV.COM, Inc.

                                    By: _________________________
--------------------



                                    WESTMINSTER SECURITIES CORPORATION
Attest
                                    By: _________________________

--------------------

                                                        EXHIBIT A


                                                        No.



                           WARRANT TO PURCHASE UNITS
             (Each Unit consisting of one (1) Share of Common Stock
                and one (1) Common Stock Purchase Warrant, each
                exercisable to purchase one (1) Additional Share
                        of Common Stock through  , 2004)


VOID AFTER 5:30 P.M., NEW YORK CITY TIME, ON                  , 2004


                              foreignTV.com, Inc.


     This certifies that, for value received,

          , the holder hereof or registered assigns (the "Holder"), is entitled to purchase from foreignTV.com, Inc., a Delaware corporation (the "Company"), at any time during the period commencing at 9:00 A.M., New York City time, on
, 1999 and ending at 5:30 P.M., New York City time, on               , 2004, at
an initial purchase price of $6.60 per Unit (the "Underwriter's Warrant Price") up to the number of Units set forth above. The number of Units purchasable upon exercise of this Warrant and the Underwriter's Warrant Price per share shall be subject to adjustment from time to time as set forth in the Underwriter's Unit Warrant Agreement referred to below.

     This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Underwriter's Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Holder hereof in cash or by certified check or bank cashier's check.

          This Warrant is one of a duly authorized issue of Warrants evidencing
the right to purchase up to a maximum of       Units, each Unit consisting of
one (1) share of Common Stock, par value $.01 per share, of the Company and one
(1) Common Stock Purchase Warrant, each Common Stock Purchase Warrant exercisable to purchase one (1) additional Share of Common Stock of the Company,
at a price of $6.60 per share through        , 2004 and is issued under and in
accordance with an Underwriter's Unit Warrant Agreement dated as of , 1999 (the "Underwriter's Unit Warrant Agreement") between the Company and Westminster Securities Corporation and is subject to the terms and provisions contained in the Underwriter's Unit Warrant Agreement, all of which are hereby consented to by the Holder by acceptance hereof. A copy of the Underwriter's Unit Warrant Agreement may be obtained for inspection by the Holder upon written request to the Company.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder a new Warrant in respect of the Units as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants of the same aggregate number of Units evidenced by the Warrant or Warrants exchanged. No fractional securities will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Underwriter's Unit Warrant Agreement.

     The Holder may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the registration of transfer hereof on the books of the Company any notice to the contrary notwithstanding, and until such registration of transfer on such books, the Company may treat the Holder as the owner for all purposes.

          This Warrant does not entitle any Holder to any of the rights of a stockholder of the Company.

Dated:             , 1999



                              foreignTV.com, Inc.




                              By: ______________________________
                              foreignTV.com, Inc.



                                 PURCHASE FORM
                                 -------------



          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, Units provided for therein, and requests that certificates for the shares of Common Stock and Underwriter's Common Stock Warrants (as defined in the Underwriter's Unit Warrant Agreement) comprising the Units be issued in the name of:

--------------------------------------------------------------------------------
(please print name, address, and social security number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and, if said number of Units shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Units purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:             ,

Name of Warrantholder
or Assignee           __________________________________________
                                  (please print)


Address Signature:    __________________________________________
                         NOTE: THE ABOVE SIGNATURE MUST
Signature                CORRESPOND WITH THE NAME AS
                         WRITTEN UPON THE FACE OF THIS
                         WARRANT CERTIFICATE IN EVERY
                         PARTICULAR WITHOUT ALTERATION
                         OR ENLARGEMENT OR ANY CHANGE
                         WHATEVER, UNLESS THIS WARRANT
                         HAS BEEN ASSIGNED.


                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________

--------------------------------------------------------------------------------
(name and address of assignee must be printed or typewritten)

the within Warrant, hereby irrevocably constituting and

appointing ______________________________________________________

Attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.


Dated:              ,


                                    ------------------------------
                                    SIGNATURE OF REGISTERED HOLDER

                          NOTE:     THE SIGNATURE OF THIS ASSIGNMENT
Signature                           MUST CORRESPOND WITH THE NAME AS
Guaranteed:                         IT APPEARS UPON THE FACE OF THE
                                    WITHIN WARRANT CERTIFICATE IN
                                    EVERY PARTICULAR, WITHOUT
                                    ALTERATION OR ENLARGEMENT OR ANY
                                    CHANGE WHATEVER.